Exhibit 10.1

EXECUTION COPY

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”), dated as of September 21, 2005, by and among Mossimo, Inc., a Delaware corporation (the “Company”), and Mossimo Acquisition Corp., a Delaware corporation (the “Purchaser”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company, Mossimo Holding Corp., a Delaware corporation (“Parent”), the Purchaser and Mossimo Giannulli, an individual (“Giannulli”), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that upon the terms and subject to the conditions thereof, the Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock (the “Company Common Stock”), par value $0.001 per share, of the Company (the “Shares”) and, after accepting for payment and paying for the Shares validly tendered and not withdrawn pursuant to the Offer (the “Tendered Shares”), the Purchaser shall merge with and into the Company with the Company continuing as the surviving entity and wholly owned subsidiary of Parent;

WHEREAS, as an essential condition and inducement to Parent and the Purchaser entering into the Merger Agreement and in consideration therefor, the Company has agreed to grant the Purchaser the Option (as hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Grant of Option. The Company hereby grants to the Purchaser an irrevocable option (the “Option”) to purchase a number of fully paid and nonassessable shares of Company Common Stock (such shares being referred to herein as the “Option Shares”) equal to the Applicable Amount (as hereinafter defined) at any time prior to the Expiration Date (as hereinafter defined), at a price per share equal to the Offer Price (the “Exercise Price”), subject to the terms and conditions set forth herein, including, without limitation, the conditions to exercise set forth in Section 2(a). If not exercised prior to the Expiration Date, the Option and all rights granted under the Option shall expire and lapse. The “Applicable Amount” shall be the number of Option Shares which, when added to the number of Shares owned (of record or beneficially) by Giannulli, Parent, the Purchaser and their respective subsidiaries immediately prior to the exercise of the Option, would result in Giannulli, Parent, the Purchaser and their respective subsidiaries owning (of record or beneficially) in the aggregate, immediately after exercise of the Option, ninety percent (90%) of the then issued and outstanding Shares; provided, however, that the Option shall not be exercisable to the extent that the Applicable Amount exceeds the number of authorized shares of Company Common Stock available for issuance.

2. Exercise of Option.

(a) Conditions to Exercise of Option. The Purchaser may exercise the Option if, but only if (i) the Purchaser shall have accepted for payment all Tendered Shares (the “Accepted Shares”), and (ii) the Accepted Shares (excluding all Shares tendered by any officer or director of the Company) shall represent at least a majority of the outstanding Shares not owned by Giannulli, Parent or the Purchaser at the commencement of the Offer.

(b) Expiration of the Option. The right to exercise this Option shall expire upon the earlier of (i) the termination of the Merger Agreement, (ii) the Effective Time of the Merger, or (iii) at 5:00 p.m., California time, on the thirtieth (30th) Business Day following the expiration of the Offer (the “Expiration Date”).

(c) Exercise of the Option. Subject to the conditions set forth in Section 2(a), the Option may be exercised by the Purchaser by surrender and presentment of this Agreement to the Company, accompanied by a duly executed written notice delivered in accordance with Section 8.3 of the Merger Agreement (such notice being herein referred to as an “Exercise Notice” and the date of delivery of an Exercise Notice being herein referred to as the “Notice Date”) indicating that the Purchaser is exercising the Option and specifying (i) the total number of Option Shares that it will purchase pursuant to such exercise, and (ii) a place and date not later than five (5) Business Days from the Notice Date for the closing of such purchase (the “Option Closing”), together with the payment of the aggregate Exercise Price (“Aggregate Exercise Price”) for the number of Option Shares specified in the Exercise Notice in the manner specified in Section 2(d) hereof.

(d) Delivery of Exercise Price. At the Option Closing, the Aggregate Exercise Price for the Option Shares shall be paid by the Purchaser to the Company (i) by wire transfer of immediately available same day funds to a bank account designated by the Company, or (ii) in lieu of paying the entire Aggregate Exercise Price in cash, (A) by wire transfer of immediately available same day funds to a bank account designated by the Company in the amount equal to the aggregate par value of the number of Option Shares specified in the Exercise Notice (“Par Value Cash Payment”), and (B) by delivery of a promissory note in the form attached hereto as Exhibit A in the principal amount equal to the Aggregate Exercise Price minus the Par Value Cash Payment.

(e) Issuance of Option Shares. At the Option Closing, simultaneously with the payment or provision for payment of the Aggregate Exercise Price in the manner provided in Section 2(d), the Company shall deliver to the Purchaser a certificate or certificates representing the Option Shares purchased upon such exercise.

(f) Record Holder; Expenses. Upon the delivery by the Purchaser of the Exercise Notice and the payment or provision for payment of the Aggregate Exercise Price in the manner specified in Section 2(d), the Purchaser shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed, that certificates representing such Option Shares may not then have been actually delivered to the Purchaser or that the Company may have failed or refused to designate the bank account described in Section 2(d). The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates.

3. Investment Intent. The Purchaser represents and warrants that it is entering into this Agreement and will acquire the Option Shares or Other Option Securities (as hereinafter defined) for its own account and not with a view to resale or any public distribution of all or any part of the Option Shares or Other Option Securities in violation of applicable law.

4. Evaluation of Investments. The Purchaser, by reason of its knowledge and experience in financial and business matters, and further by reason of its specific knowledge of the Company and the Company’s industry, represents and warrants that it is capable of evaluating the merits and risks of an investment in the Option Shares and any Other Option Securities (as hereinafter defined) pursuant to this Agreement.

5. Reservation of Shares. Subject to the terms and conditions hereof, and for so long as the Merger Agreement has not been terminated pursuant to the provisions thereof, the Company agrees (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock (or Other Option Securities) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of shares of Company Common Stock (or Other Option Securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase shares of Company Common Stock (or Other Option Securities), (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed hereunder by the Company, and (c) promptly to take all action as may from time to time be required in order to permit the Purchaser to exercise the Option and the Company to duly and effectively issue the Company Common Stock (or Other Option Securities) pursuant hereto.

6. Lost Options. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new agreement of like tenor and date.

7. Adjustment Upon Changes in Capitalization. The number of Option Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 7.

(a) Transaction Adjustment. In the event of any change in the shares of Company Common Stock by reason of stock dividends, splits, reclassifications, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then the Option Shares purchasable upon exercise hereof shall be appropriately adjusted so that the Purchaser shall receive upon exercise of the Option and payment of the Exercise Price hereunder the number and class of shares or other securities

(any such other securities referred to herein as “Other Option Securities”) that the Purchaser would have owned or been entitled to receive after the happening of any of the events described above if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

(b) Option Price Adjustment. Whenever the number of Option Shares subject to this Option are adjusted pursuant to Section 7(a), the Option Price shall be appropriately adjusted, if applicable, by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of Option Shares purchasable under the Option prior to the adjustment and the denominator of which shall be equal to the aggregate number of Option Shares purchasable under the Option immediately after the adjustment. If the Option shall be adjusted so that Other Option Securities are issuable hereunder, then the price for such Other Option Securities shall be determined ratably and equitably, in the good faith discretion of the Company Board and the Special Committee.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Parent and the Purchaser as follows:

(a) Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and the Special Committee and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

(b) Other Actions. The Company has taken all necessary action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any such time and from time to time issuable hereunder, and all such shares of Company Common Stock, upon issuance pursuant hereto and in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all liens created by the Company and not subject to any preemptive rights.

(c) No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Company’s property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

9. No Transfer; No Assignment.

(a) The Option may not be offered, sold, assigned, pledged, hypotheticated, or otherwise transferred (a “Transfer”). Further, neither the Option Shares nor the Other Option Securities may be Transferred except in compliance with the Securities Act. The Company may cause a legend to this effect to be set forth on each certificate representing the Option Shares.

(b) The Purchaser may not assign any of its rights or obligations under this Agreement to any other Person. The Company may not assign any of its rights or obligations under this Agreement without the prior, express written consent of the Purchaser. Any purported assignment in violation of the foregoing prohibitions shall be void and of no force or effect whatsoever.

10. Specific Performance. Except after the termination of the Merger Agreement, (a) each party hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and (b) it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court permitted under Section 13, this being in addition to any other remedy to which they are entitled at law or in equity.

11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12. Notices. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in accordance with Section 8.3 of the Merger Agreement.

13. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in the Court of Chancery of the State of Delaware and any appellate court thereof, and each of the parties hereto hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.3 of the Merger Agreement, together with notice of such service to such party, shall be deemed effective service of process upon such party. To the extent permitted by applicable law, the parties hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

15. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

16. Amendment; Waivers. This Agreement may be amended, modified, and supplemented by a subsequent writing signed by each of the Company and the Purchaser. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or the breach of any provision contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or the breach of any other term of this Agreement.

17. Further Assurances. In the event of any exercise of the Option by the Purchaser, the Company and the Purchaser shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by law in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize the Company or the Purchaser to violate, breach or otherwise fail to perform any provision of the Merger Agreement.

18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOSSIMO ACQUISITION CORP.

By:
Mossimo Giannulli
President and Chief Executive Officer

MOSSIMO, INC.

By:
Name:
Title:

(Signature Page to Stock Option Agreement)

EXHIBIT A

FORM OF UNSECURED PROMISSORY NOTE

PROMISSORY NOTE

$[ ]	Santa Monica, California [September] , 2005

FOR VALUE RECEIVED, the undersigned, Mossimo Acquisition Corp. a Delaware Corporation (“Mossimo”), promises to pay to Mossimo, Inc., a Delaware corporation (the “Company”), the principal amount of [               ], with interest from the date hereof on the unpaid principal balance hereunder at the rate of [               ] percent (       %) per annum (on the basis of a 365/366 day year and the actual number of days elapsed).

1.             Subject to Paragraph 3 below, the principal amount under this Note shall be due and payable upon the earliest to occur of the following dates (the “Maturity Date”):  (1) [               ], 200[    ]; or (2) the date on which the indebtedness hereunder is accelerated as provided for hereunder.  All accrued and unpaid interest shall be due and payable monthly, concurrently with principal.  On the Maturity Date the entire remaining unpaid principal balance of this Note, together with any and all costs and expenses provided for hereunder and accrued and unpaid interest, shall be due and payable.

2.             Each payment under this Note shall first be credited against costs and expenses provided for hereunder, second to the payment of accrued and unpaid interest, and the remainder shall be credited against principal.  All amounts due hereunder shall be payable without defense, set off or counterclaim, in lawful money of the United States of America.  If a payment hereunder otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

3.             This Note may be prepaid in whole or in part at any time without premium or penalty.  Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

4.             Upon the occurrence of a default hereunder the Company or any holder hereof may, at its option, without notice to or demand upon Mossimo or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable.  If the level of interest otherwise chargeable under this Note would violate any applicable law; it shall, instead, accrue the highest rate permitted by law until such time as all interest which would have been collected but for the application of such laws is collected.

5.             No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Company or any holder hereof, and then only to the extent specifically set forth therein.

6.             If any default occurs in any payment due under this Note, Mossimo and all endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced.  None of the provisions hereof and none of the holder’s rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by any indulgence granted by the holder to Mossimo.

7.             Mossimo and all endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof or any delay or failure by the holder hereof to exercise any rights under this Note.  Mossimo and all endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

8.             This Note shall inure to the benefit of the Company, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Mossimo.  Mossimo shall not assign, sell, transfer or delegate any of its rights or duties under this Note without the prior written consent of the Company.

9.             In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

10.           This Note shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Mossimo has caused this Note to be duly executed the day and year first above written.

Mossimo Acquisition Corp.,
a Delaware corporation

By: